UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 12, 2008

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Appointment of a New Principal Executive Officer

On November 12, 2008, El Paso Electric Company (the “Company”) entered into an agreement with David W. Stevens to become Chief Executive Officer and a member of the Company’s Board of Directors, effective on or about November 17, 2008. Mr. Stevens succeeds J. Frank Bates, who has been serving as the Interim President and Chief Executive Officer of the Company and who will remain with the Company as President and Chief Operating Officer.

From July 2007 to November 2008, Mr. Stevens, age 49, served as founder and principal of David W. Stevens Professional Consulting Services, LLC, a consulting services company focused on business acquisition and development and regulatory consulting for energy companies throughout the continental United States. Prior to that, Mr. Stevens served as President and CEO of Cascade Natural Gas Corporation from April 2005 until July 2007. From July 2003 to December 2004, Mr. Stevens was President and COO for Panhandle Energy, a Southern Union Company subsidiary. From September 1997 to January 2003, he was President of the Southern Union Gas Company. Prior to that, Mr. Stevens served in other executive capacities within the Southern Union Company, including Senior Vice President—Sales and Operations, Regional Vice President, Group Vice President and Vice President—Operations. Mr. Stevens joined the Southern Union Company in 1984. He has served on the board of directors for the Southern Gas Association and the Intrastate Natural Gas Association of America, and was a member of the Presidents’ Council of the American Gas Association.

The Company has entered into an employment agreement with Mr. Stevens pursuant to which he will receive an annual base salary of $500,000, an annual target bonus opportunity of 60% of base salary and an award of restricted stock with an initial value of $500,000 which vests over three years (subject to accelerated vesting if he is terminated without cause). He will also participate in the Company’s long-term incentive program and be reimbursed for relocation expenses. The Company has also entered into its standard change of control agreement with Mr. Stevens, in the form previously filed by the Company. As further described in the Company’s most recent proxy statement, this standard change of control agreement provides severance benefits (based on a three times multiple for Mr. Stevens) in connection with involuntary terminations, or resignations for good reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: November 13, 2008	By:	/s/ GARY D. SANDERS
	Name:	Gary D. Sanders
	Title:	Senior Vice President and General Counsel

3